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                                  BELL, BOYD & LLOYD
                          70 West Madison Street, Suite 3300
                                  Chicago, IL  60602
                                    (312) 372-1121
                                 Fax: (312) 372-2098


                                    April 28, 1999



     As counsel for PPM America Funds (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A on December 2, 1998 (Securities Act file no. 333-63295).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        /s/ Bell, Boyd & Lloyd

                                        Bell, Boyd & Lloyd